Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the quarterly report of Town Sports International Holdings, Inc. (the “Company”) on Form 10-Q for the three month period ending September 30, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Giardina, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial conditions and result of operations of the Company.
November 11, 2005

/s/ Robert Giardina

Town Sports International Holdings, Inc.
Chief Executive Officer
Office of the President